Exhibit 99.1

NEWS RELEASE	CONTACT:	Scott B. Flaherty Chief Financial Officer (415) 408-4700

Willis Lease Finance Reports 2016 Pre-tax Profit Up 87.4% to $23.9 Million

NOVATO, CA — March 10, 2017 — Willis Lease Finance Corporation (NASDAQ: WLFC) today reported pre-tax earnings for 2016 of $23.9 million, up 87.4% from $12.8 million in 2015, on record revenue of $207.3 million.  Net income attributable to common shareholders for 2016 was $13.8 million, or $2.05 per diluted share, compared to $6.5 million, or $0.81 per diluted share in 2015. Fourth quarter 2016 net income attributable to common shareholders was $2.4 million, compared to $3.0 million in 2015, or $0.39 per diluted share in both periods.  Fourth quarter 2016 results were impacted by a $3.6 million non-cash write down as compared to a $0.6 million non-cash write down in the fourth quarter 2015.

“I am very pleased that on a pre-tax basis our financial performance in 2016 was our most profitable since 2009,” said Charles F. Willis, Chairman and CEO.  “Our fourth quarter and full year results reflect a combination of improved utilization, growth in the lease portfolio and the continued effective management of our assets—all contributing to record total revenues of over $207 million. We also broadened our sources of equity through the issuance of preferred equity, which will serve our growth plans well.”

“In addition to delivering solid financial results, the Company achieved a number of objectives in 2016 that position us well for the future,” said Brian R. Hole, President. “We amended both of our principal debt facilities, improving the flexibility and capacity of our ability to borrow and to manage our portfolio. We also formed Willis Asset Management Limited to purchase the consultancy business of Total Engine Support Limited and we now own and manage almost 800 engines, making us the largest independent owner and manager of engines in the world. We expect that the capabilities of the people and systems at WAM will help us develop and deliver cutting edge programs for our customers,” explained Hole.

2016 Highlights (at or for the periods ended December 31, 2016 as compared to December 31, 2015):

•                  Pre-tax earnings increased 87.4% to $23.9 million in 2016 from $12.8 million in 2015.

•                  Average utilization in the fourth quarter was sustained at 92% up from 91% reported for the year ago period.

•                  Total revenues grew 4.7% to $207.3 million in 2016, fueled primarily by a growing lease portfolio, higher portfolio utilization and rising lease rates.

•                  Lease rent revenues grew 11.0% to $119.9 million and 8.0% to $31.2 million for the full year and fourth quarter of 2016, respectively.

•                  The equipment portfolio grew 2.5% in 2016 to $1.137 billion from $1.109 billion a year ago.

•                  The Company purchased $149 million of equipment in 2016 as compared to $171 million in 2015.  In the fourth quarter of 2016, the Company purchased two aircraft and fourteen engines for $64 million.

•                  Tangible book value per share increased 10.6% to $30.66 at December 31, 2016, compared to $27.72 a year ago.

•                  We repurchased a total of 1.2 million shares in 2016 at a weighted average price of $23.71 per share.  The Company repurchased 153,925 shares in the fourth quarter.

•                  On October 14, 2016, the Company issued $20.0 million of 6.5% Series A Preferred Stock.

•                  On October 26, 2016, through its wholly owned subsidiary Willis Asset Management Limited, the Company purchased the consultancy business of Total Engine Support Limited, significantly improving the Company’s asset management service offering and growing the Company’s owned and managed portfolio of engines, aircraft and equipment by over 500 assets.

“We believe we have a unique service offering in leasing, trading and asset management, materials and technical services, which customers are beginning to leverage,” said Hole. “There is a lot of competition in our markets but none that offers our full complement of products and services combined with our decades-long track record of delivering on promises. We will continue to emphasize creativity and reliability as we grow the business going forward.”

Balance Sheet

As of December 31, 2016, Willis Lease had 208 commercial aircraft engines, 11 aircraft and 5 aircraft parts packages and other engine-related equipment in its lease portfolio, with a net book value of $1.137 billion, compared to 201 commercial aircraft engines, 10 aircraft and 5 aircraft parts packages and other engine-related equipment in its lease portfolio, with a net book value of $1.109 billion, a year ago. The Company’s funded debt-to-equity ratio was 4.17 to 1 at year end, compared to 4.14 to 1 a year ago.

Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services supported by cutting edge technology through its subsidiary Willis Asset Management, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	Three Months Ended			Years Ended
	December 31,		%	December 31,		%
	2016	2015	Change	2016	2015	Change
REVENUE
Lease rent revenue	$31,168	$28,849	8.0%	$119,895	$108,046	11.0%
Maintenance reserve revenue	11,529	14,361	(19.7)%	57,091	53,396	6.9%
Spare parts and equipment sales	7,318	10,582	(30.8)%	17,783	25,582	(30.5)%
Gain on sale of leased equipment	52	654	(92.0)%	3,482	8,320	(58.1)%
Other revenue	5,409	739	631.9%	9,023	2,718	232.0%
Total revenue	55,476	55,185	0.5%	207,274	198,062	4.7%

EXPENSES
Depreciation and amortization expense	17,045	17,034	0.1%	66,280	69,424	(4.5)%
Cost of spare parts and equipment sales	5,508	7,630	(27.8)%	13,293	17,849	(25.5)%
Write-down of equipment	3,590	601	497.3%	9,514	9,181	3.6%
General and administrative	13,086	11,918	9.8%	47,780	42,744	11.8%
Technical expense	2,080	1,567	32.7%	6,993	9,403	(25.6)%
Net finance costs
Interest expense	10,509	9,780	7.5%	41,144	39,012	5.5%
Loss (gain) on extinguishment of debt	—	—	0.0%	137	(1,151)	(111.9)%
Total net finance costs	10,509	9,780	7.5%	41,281	37,861	9.0%
Total expenses	51,818	48,530	6.8%	185,141	186,462	(0.7)%

Earnings from operations	3,658	6,655	(45.0)%	22,133	11,600	90.8%

Earnings from joint ventures	939	48	n/a	1,813	1,175	54.3%

Income before income taxes	4,597	6,703	(31.4)%	23,946	12,775	87.4%
Income tax expense	1,890	3,659	(48.3)%	9,877	6,315	56.4%
Net income	$2,707	$3,044	(11.1)%	$14,069	$6,460	117.8%
Accretion of preferred stock issuance costs	8	—	100.0%	8	—	100.0%
Preferred stock dividends	281	—	100.0%	281	—	100.0%
Net income attributable to common shareholders	$2,418	$3,044	(20.6)%	$13,780	$6,460	113.3%

Basic earnings per common share	$0.39	$0.39		$2.10	$0.83

Diluted earnings per common share	$0.39	$0.39		$2.05	$0.81

Average common shares outstanding	6,149	7,739		6,570	7,817
Diluted average common shares outstanding	6,275	7,872		6,714	7,987

Consolidated Balance Sheets

(In thousands, except share data, unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$10,076	$9,732
Restricted cash	22,298	33,026
Equipment held for operating lease, less accumulated depreciation	1,136,603	1,109,168
Maintenance rights	17,670	12,140
Equipment held for sale	30,710	23,454
Operating lease related receivable, net of allowances	16,484	13,626
Spare parts inventory	25,443	20,826
Investments	45,406	41,295
Property, equipment & furnishings, less accumulated depreciation	16,802	20,247
Intangibles assets, net	2,182	932
Other assets	14,213	9,839
Total assets	$1,337,887	$1,294,285

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$17,792	$21,665
Deferred income taxes	104,978	96,154
Notes payable	900,255	866,089
Maintenance reserves	71,602	71,054
Security deposits	21,417	25,010
Unearned lease revenue	5,823	5,090
Total liabilities	1,121,867	1,085,062

Redeemable preferred stock ($0.01 par value)	19,760	—

Shareholders’ equity:
Common stock ($0.01 par value)	64	75
Paid-in capital in excess of par	2,512	28,720
Retained earnings	194,729	180,949
Accumulated other comprehensive loss, net of tax	(1,045)	(521)
Total shareholders’ equity	196,260	209,223

Total liabilities, redeemable preferred stock and shareholders’ equity	$1,337,887	$1,294,285

Consolidated Statements of Income (Loss)

(In thousands, except per share data, unaudited)

	Years Ended December 31,
	2016	2015	2014	2013	2012
REVENUE
Lease rent revenue	$119,895	$108,046	$101,431	$101,737	$108,046
Maintenance reserve revenue	57,091	53,396	53,322	46,694	53,396
Spare parts and equipment sales	17,783	25,582	8,917	—	25,582
Gain on sale of leased equipment	3,482	8,320	5,882	5,675	8,320
Other revenue	9,023	2,718	4,506	4,306	2,718
Total revenue	207,274	198,062	174,058	158,412	198,062

EXPENSES
Depreciation and amortization expense	66,280	69,424	65,314	58,727	69,424
Cost of spare parts and equipment sales	13,293	17,849	7,474	—	17,849
Write-down of equipment	9,514	9,181	5,602	6,461	9,181
General and administrative	47,780	42,744	35,859	33,868	42,744
Technical expense	6,993	9,403	12,336	12,863	9,403
Net finance costs
Interest expense	41,144	39,012	37,062	38,719	31,669
Loss (gain) on extinguishment of debt	137	(1,151)	—	—	15,462
Total net finance costs	41,281	37,861	37,062	38,719	47,131
Total expenses	185,141	186,462	163,647	150,638	195,732

Earnings from operations	22,133	11,600	10,411	7,774	937

Earnings from joint ventures	1,813	1,175	1,329	3,526	1,759

Income before income taxes	23,946	12,775	11,740	11,300	2,696
Income tax expense	9,877	6,315	4,560	(4,326)	1,161
Net income	$14,069	$6,460	$7,180	$15,626	$1,535

Accretion of preferred stock issuance costs	8	—	—	—	—
Preferred stock dividends	281	—	—	—	2,493
Preferred stock redemption costs	—	—	—	—	2,835
Net income (loss) attributable to common shareholders	$13,780	$6,460	$7,180	$15,626	$(3,793)

Basic earnings (loss) per common share	$2.10	$0.83	$0.91	$1.95	$(0.45)

Diluted earnings (loss) per common share	$2.05	$0.81	$0.88	$1.89	$(0.43)

Average common shares outstanding	6,570	7,817	7,917	8,029	8,490
Diluted average common shares outstanding	6,714	7,987	8,141	8,289	8,791